UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 2, 2017

Oglethorpe Power Corporation

(An Electric Membership Corporation)

(Exact name of registrant as specified in its charter)

GEORGIA	333-192954	58-1211925
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 East Exchange Place	30084-5336
Tucker, Georgia	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (770) 270-7600

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01              Entry into a Material Definitive Agreement

The information related to the Joint Ownership Agreements, as discussed in Item 8.01, is incorporated by reference into this Item 1.01.

Item 8.01              Other Events.

See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Financial Condition — Capital Requirements and Liquidity and Sources of Capital — Vogtle Units No. 3 and No. 4” and Notes K and L in our quarterly report on Form 10-Q for the quarter ended June 30, 2017, filed with the Securities and Exchange Commission on August 10, 2017, and subsequent current reports on Form 8-K for additional information regarding our 30% interest in the two new nuclear generating units under construction at Plant Vogtle, Units No. 3 and No. 4, in which we are participating with Georgia Power Company, acting as agent, the Municipal Electric Authority of Georgia, and the City of Dalton, Georgia, acting by and through its Board of Water, Light, and Sinking Fund Commissioners, doing business as Dalton Utilities (collectively, the Co-owners), including (i) the agreement among Georgia Power, acting for itself and as agent for the Co-owners, and a consortium consisting of Westinghouse Electric Company LLC and WECTEC Global Project Services Inc. (together, Westinghouse), under which Westinghouse agreed to design, engineer, procure, construct and test two AP1000 nuclear generating units and related facilities at Plant Vogtle (the EPC Agreement); (ii) the filing by Westinghouse for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code and the rejection by Westinghouse of the EPC Agreement; (iii) the guarantee by Toshiba Corporation of certain obligations of Westinghouse under the EPC Agreement (the Toshiba Guarantee) and the settlement agreement among the Co-owners and Toshiba regarding the Toshiba Guarantee (the Guarantee Settlement Agreement); (iv) the services agreement among Georgia Power, for itself and as agent for the other Co-owners, and Westinghouse (the Services Agreement), pursuant to which Westinghouse agreed to transition construction management of Vogtle Units No. 3 and No. 4 to Southern Nuclear Operating Company, Inc. and to provide ongoing design, engineering and procurement services to Southern Nuclear; (v) the agreement between Georgia Power, for itself and as agent for the other Co-owners, and Bechtel Power Corporation (the Bechtel Agreement) for Bechtel to serve as the primary contractor for the remaining construction activities for Vogtle Units No. 3 and No. 4; and (vi) Georgia Power’s filing of its seventeenth Vogtle Construction Monitoring (VCM) report with the Georgia Public Service Commission, recommending that construction of Vogtle Units No. 3 and No. 4 be continued.

The Co-owners have entered into an amendment, dated as of November 2, 2017, to their joint ownership agreements for Vogtle Units No. 3 and No. 4 (as amended, the Joint Ownership Agreements) to provide for, among other conditions, additional Co-owner approval requirements. Pursuant to the Joint Ownership Agreements, the holders of at least 90% of the ownership interests in Vogtle Units No. 3 and No. 4 must vote to continue construction if certain adverse events occur, including: (i) the bankruptcy of Toshiba or, except in the case in which each of the Co-owners has assigned its rights under the Guarantee Settlement Agreement to a third party, a material breach by Toshiba of the Guarantee Settlement Agreement; (ii) termination or rejection in bankruptcy of certain agreements, including the Services Agreement or the Bechtel Agreement; (iii) the Georgia Public Service Commission or Georgia Power determines that any of Georgia Power’s costs relating to the construction of Vogtle Units No. 3 and No. 4 will not be recovered in retail rates because such costs are deemed unreasonable or imprudent; or (iv) an increase in the construction budget contained in the seventeenth VCM report of more than $1 billion or extension of the project schedule contained in the seventeenth VCM report of more than one year. In addition, pursuant to the Joint Ownership Agreements, the required approval of holders of ownership interests in Vogtle Units No. 3 and No. 4 is at least (i) 90% for a change of the primary construction contractor and (ii) 67% for material amendments to the Services Agreement or agreements with Southern Nuclear or the primary construction contractor, including the Bechtel Agreement.

The effectiveness of the amendments to the Joint Ownership Agreements related to the Plant Alvin W. Vogtle Additional Units Ownership Participation Agreement, dated as of April 21, 2006, as amended, is subject to the condition that we obtain the approval of the Rural Utilities Service as required under our loan contract with the Rural Utilities Service.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OGLETHORPE POWER CORPORATION
(AN ELECTRIC MEMBERSHIP CORPORATION)

Date:	November 7, 2017	By:	/s/ MICHAEL L. SMITH
Michael L. Smith
President and Chief Executive Officer